ITEM 9.01   Financial Statements and Exhibits

Exhibit 99.1

Waccamaw Bankshares, Inc. Announces
Third Quarter 2009 Financial Results

PRESS RELEASE
For immediate release -
Contact: Jim Graham, President and CEO
 (910) 641-0044

Whiteville, NC – Waccamaw Bankshares, Inc. (NASDAQ Global: WBNK) (the “Company”), the holding company for Waccamaw Bank (the “Bank”), today announced its third quarter and year to date financial results. Waccamaw reported net income of $331,038, or $.06 per diluted earnings per share for the three months ended September 30, 2009 versus a net loss of ($916,439), or ($0.17) per diluted share for the third quarter of 2008.  For the nine months of 2009, the Company reported a net loss of ($1,714,198), or ($0.31) per diluted share as opposed to net income of $63,572, or $0.01 per diluted share, for the nine month period ended September 30, 2008.

Jim Graham, President and Chief Executive Officer, stated, “While we are pleased to report a profit for the quarter, it is obvious that our financial performance continues to be affected by the significant economic downturn our Nation is experiencing. It is important to note that our expense for provisional loan losses was $4,223,000 greater during the first nine months of 2009 as we aggressively positioned the bank during this time of economic stress.  Further, the bank has increased its non-interest income by $1,566,414 during the first nine months of 2009 while we have also achieved cost efficiencies through disciplined management of our expense base.  We see signs that our market area is in the process of stabilization, and we feel that the bank is in a position to take advantage of this significant opportunity within our market as a result of the changes in the competitive composition in the environment.”

During the third quarter, the Bank increased its reserve for provisional loan losses by $1,230,048 of loans which compares with the provision of third quarter of 2008 of 528,084 with a total loan loss reserve equal to 2.58% of net loans as compared with 1.86% of net loans at December 31, 2008.  In the first nine months of 2009, reports net charge-offs equaling $2,482,575.

Despite the economic conditions in the Waccamaw’s market area, the Bank’s capital levels increased with its total risked based capital ratio equaling 12.10% as of September 30, 2009, which places the Bank above the “well capitalized” rating assigned by Bank Regulators which requires a threshold of 10%.

“We continue to see early signs of positive improvement within our economy but recognize this economic downturn will not subside quickly.  Waccamaw has been aggressive in building a strong reserve for provisional loan losses and has maintained solid capital ratios which demonstrate our financial strength to sustain the challenges of this economic period. Waccamaw has an excellent record of servicing the communities in which we conduct business and we are very proud of our abilities to continue to provide conservative management of our Bank’s resources as we move forward,” Graham commented.

Waccamaw Bankshares, Inc. Chairman Alan W. Thompson concluded, “We believe that Waccamaw continues to compare favorably to other financial institutions within our peer group and are optimistic that our financial performance will continue to be favorable over time.  Waccamaw remains “well capitalized” and is in position to remain so as our Nation begins to move forward to a more healthy and stable economic environment. We are proud to serve the communities within our region and are forever grateful for their support”

Waccamaw Bank, the primary subsidiary of Waccamaw Bankshares, Inc., is a state chartered bank operating seventeen offices in Whiteville, Wilmington, Shallotte (2), Sunset Beach, Oak Island, Holden Beach, Chadbourn, Tabor City, Southport (2) and Elizabethtown, North Carolina. Offices in South Carolina include Little River, Conway (2), Myrtle Beach, and Heath Springs.  In addition to primary banking operations, the Bank’s Investment Group provides consumer investment and insurance services. Common stock of Waccamaw Bankshares, Inc. is listed on the NASDAQ Global Market and trades under the symbol WBNK.  Additional corporate information, product descriptions, and online services can be located on the Bank's website at http://www.waccamawbank.com.

Information in the press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition.  Additional factors that could cause actual results to differ materially are discussed in Waccamaw Bankshares, Inc.'s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

Waccamaw Bankshares, Inc.
Statements of Operations
(Unaudited)

	Three Months and Period Ended		Nine Months and Period Ended
	September 30,		September 30,
	2009	2008	2009	2008

Interest income
Loans and fees on loans	$5,488,874	$5,845,701	$15,977,468	$18,517,798

Federal funds sold	11,895	9,334	13,914	18,469
Investment securities, taxable	968,742	1,438,765	3,286,867	4,232,671
Investment securities, nontaxable	141,649	179,678	446,400	536,993
Total interest income	6,611,160	7,473,478	19,724,649	23,305,931

Interest expense
Deposits	2,235,730	3,109,265	7,445,004	10,357,456
Federal funds purchased and securities sold under agreements to repurchase	187,358	254,240	558,197	891,687
Short-term borrowings	81,563	69,445	253,318	270,545
Long-term borrowings	552,413	532,401	1,651,178	1,329,829
Total interest expense	3,057,064	3,965,351	9,907,697	12,849,517
Net interest income	3,554,096	3,508,127	9,816,952	10,456,414

Provision for loan losses	1,230,048	528,084	4,856,894	634,084
Net interest income after provision for loan losses	2,324,048	2,980,043	4,960,058	9,822,330

Non-interest income (loss)
Service charges on deposit accounts	886,191	568,300	2,263,858	1,583,581
Mortgage origination income	91,576	91,887	294,983	260,564
Income from financial services	56,251	45,823	110,423	200,240
Earnings on bank owned life insurance	195,787	145,824	547,060	406,038
Net realized gains on sale or maturity of investment securities	483,758	-	1,354,435	40,446
Impairment on investment securities	(10,000)	(1,853,572)	(2,319,476)	(1,853,572)
Other operating income	100,645	244,698	664,607	712,179
Total non-interest income (loss)	1,804,208	(757,040)	2,915,890	1,349,476

Non-interest expense
Salaries and employee benefits	1,736,058	2,050,830	5,441,093	6,176,312
Occupancy expense	519,374	512,982	1,566,101	1,449,229
Data processing	250,324	337,138	895,189	960,140
Amortization expense of intangible assets	46,119	73,462	145,471	214,052
Other expense	1,289,402	908,764	3,097,230	2,717,222
Total non-interest expense	3,841,277	3,883,176	11,145,084	11,517,025
Income (loss) before income taxes	286,979	(1,660,173)	(3,269,136)	(345,219)

Income tax expense (benefit)	(44,059)	(743,734)	(1,554,938)	(408,791)
Net income (loss)	$331,038	$(916,439)	$(1,714,198)	$63,572

Basic income per share	$.06	$(.17)	$(.31)	$.01
Diluted income per share	$.06	$(.17)	$(.31)	$.01

Weighted average shares outstanding	5,540,833	5,523,549	5,529,540	5,480,047
Diluted average shares outstanding	5,548,564	5,523,549	5,529,540	5,508,231

Waccamaw Bankshares, Inc.
Balance Sheets

	(Unaudited)	(Audited)
	September 30,	December 31,
	2009	2008

Assets

Cash and due from banks	$7,481,102	$8,947,752
Interest-bearing deposits with banks	5,113,077	2,684,741
Federal funds sold	20,890,000	4,281,000
Investment securities, available-for-sale	86,303,949	87,402,799
Restricted equity securities	4,041,350	4,131,906
Loans, net of allowance for loan losses of $9,562,301 in 2009, and $7,187,981 in 2008	360,824,683	378,882,889
Other real estate owned	5,453,713	956,832
Property and equipment, net	17,196,786	17,597,502
Goodwill	2,727,152	2,727,152
Intangible assets, net	280,222	416,194
Accrued income	2,053,028	2,448,477
Bank owned life insurance	18,381,823	17,834,763
Other assets	7,263,235	9,138,427
Total assets	$538,010,120	$537,450,434

Liabilities and Stockholders’ Equity

Liabilities
Demand deposits	$38,515,011	$36,159,809
Interest-bearing deposits	386,263,156	382,420,080
Total deposits	424,778,167	418,579,889

Securities sold under agreements to repurchase	23,139,000	23,830,000
Other short-term borrowings	6,500,000	10,000,000
Long-term debt	40,000,000	42,500,000
Junior subordinated debentures	12,372,000	12,372,000
Accrued interest payable	1,077,885	1,328,976
Other liabilities	229,063	995,414
Total liabilities	508,096,115	509,606,279

Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock, Series A, non-cumulative, non-voting, no par value; 1,000,000 shares authorized; 7,311 and 28,184 issued and outstanding at September 30, 2009 and December 31, 2008, respectively	120,483	464,476
Common stock, no par value; 25,000,000 shares authorized; 5,544,422 and 5,523,549 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	24,974,604	24,591,884
Retained earnings	7,670,171	8,907,591
Accumulated other comprehensive (loss)	(2,851,253)	(6,119,796)
Total stockholders’ equity	29,914,005	27,844,155
Total liabilities and stockholders’ equity	$538,010,120	$537,450,434

At period end:
Book value per share	5.40	5.04
Market value per share	3.14	5.01
Tangible common equity to assets	4.98%	4.51%

WACCAMAW BANKSHARES, INC.
Selected Historical Information
(Unaudited)
As of and for the Quarter Ended

	Sept. 30	June 30	March 31	Dec. 31	Sept. 30
	2009	2009	2009	2008	2008

Allowance for Loan Losses:

Balance at beginning of period	$10,484,950	$8,081,431	$7,187,981	$5,601,730	$5,246,439

Provision for loan losses	1,230,048	2,639,196	987,650	2,356,012	528,084
Charge-offs	(2,163,335)	(246,663)	(105,844)	(771,223)	(173,598)
Recoveries	10,638	10,986	11,644	1,462	805
Net charge-offs	(2,152,697)	(235,677)	(94,200)	(769,761)	(172,793)

Balance at the end of period	$9,562,301	$10,484,950	$8,081,431	$7,187,981	$5,601,730

ALLL/Gross loans	2.58%	2.76%	2.10%	1.86%	1.46%
NCOs/Average loans	.67%	.09%	.02%	.32%	.11%

Nonperforming Assets:

Nonaccrual loans	$22,806,702	$26,010,130	$19,014,659	$15,633,308	$12,333,662
Other real estate and repossessed personal property	5,455,313	739,368	1,057,570	1,451,040	725,237
Loans past due 90 days or more and still accruing interest	2,435,826	748,185	1,868,829	963,513	2,564,858
Total nonperforming assets	$30,697,841	$27,497,683	$21,941,058	$18,047,861	$15,623,757

Nonperforming assets as a percentage of gross loans	8.29%	7.24%	5.71%	4.67%	4.08%

Nonperforming assets as a percentage of total assets	5.71%	4.79%	3.92%	3.36%	2.91%

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